UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2011
Alleghany Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7 Times Square Tower, 17th Floor, New York, New York		10036

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-99.1
Item 2.02 Results of Operations and Financial Condition
          On February 24, 2011, Alleghany Corporation (“Alleghany”) issued a press release on the subject of its 2010 consolidated earnings. A copy of such release is furnished herewith as Exhibit 99.1. The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e) Supplemental Bonus
          At a meeting held on February 24, 2011, the Compensation Committee of the Board of Directors of Alleghany awarded to Christopher K. Dalrymple, Vice President, General Counsel and Secretary of the Company, in addition to his annual cash incentive under the 2005 Management Incentive Plan, a supplemental cash bonus in the amount of $115,200. The supplemental cash bonus was awarded in recognition of Mr. Dalrymple’s performance and increased responsibilities in 2010.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1	2010 Earnings Release, dated February 24, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011	ALLEGHANY CORPORATION
	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President and chief financial officer

Index to Exhibits

Exhibit Number	Exhibit Description

99.1	2010 Earnings Release, dated February 24, 2011

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